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                                                                   EXHIBIT 10.13

                                DOVER CORPORATION

                 SUMMARY OF AMENDMENTS TO DEFERRED COMPENSATION
                   AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

DEFERRED COMPENSATION PLAN

     -    Provide for a six-month delay of payments to specified employees;

     - Remove the approved early retirement features of the plan (which permitted distributions as previously scheduled instead of a lump-sum payout upon retirement prior to the normal retirement age at the discretion of the Compensation Committee);

     - Provide for a minimum five-year delay for any further deferral of distributions under the plan;

     - Eliminate in-service withdrawal other than hardship or properly scheduled in-service withdrawals.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     -    Provide for a six-month delay of payment to specified employees;

     - Provide for a minimum five-year delay for any further deferral of distributions under the plan;

     - Eliminate the rollover of new SERP benefits into the Deferred Compensation Plan;

     - Provide for an automatic lump sum payment of 75% of the present value of accrued benefits and five equal annual installment payments of the remaining benefits.